Exhibit 10.1

AMENDMENT NO. 2 TO THE

CLOUD PEAK ENERGY INC. 2009 LONG TERM INCENTIVE PLAN

THIS AMENDMENT NO. 2 (the “Amendment”), dated as of May 18, 2011, to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (the “Plan”), as approved by the Board of Directors (the “Board”) of Cloud Peak Energy Inc. (the “Company”), is hereby adopted by the Company.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan;

WHEREAS, subject to certain limitations, Section 15.1 of the Plan gives the Board the authority to amend the Plan;

WHEREAS, the Board, based upon the recommendation of the Compensation Committee of the Board, has determined that it is in the best interests of the Company and its subsidiaries, subject to the approval of the Company’s stockholders at the Company’s 2011 Annual Meeting of Stockholders, to amend the Plan to (a) increase the number of shares of common stock of the Company available under the Plan by an additional 2,100,000 shares from 3,400,000 shares to 5,500,000 shares and (b) revise the method by which the number of shares of common stock of the Company available under the Plan is determined; and

WHEREAS, the Company desires to make the amendment to the Plan described above.

NOW, THEREFORE, the Plan shall be amended as follows:

1.             The second sentence of Section 4.1 is amended as follows:

“The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed 5,500,000, no more than 2,000,000 of which may be granted as Incentive Stock Options.”

2.             Section 4.3(c) is amended in its entirety to read as follows:

“Notwithstanding anything in this Section 4.3 to the contrary, (i) Shares withheld or tendered as full or partial payment of the Option Price shall increase the number of Shares available under this Section 4, (ii) Shares withheld or tendered as settlement of tax withholding obligations shall increase the number of Shares available under this Section 4, (iii) any Shares repurchased by the Company with the proceeds from the exercise of an Option shall increase the number of Shares available under this Section 4, and (iv) the excess of the number of Shares subject to a Stock Appreciation Right over the number of Shares issued as a result of exercise of such Stock Appreciation Right shall increase the number of Shares available under this Section 4.”

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Except as expressly amended herein, the Plan remains in full force and effect in accordance with its terms.